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                                                                EXHIBIT
                                                                        ----


                                LEASE AGREEMENT
                                 MEDICAL FORUM
                       BIRMINGHAM-JEFFERSON CIVIC CENTER
                              BIRMINGHAM, ALABAMA


STATE OF ALABAMA
JEFFERSON COUNTY

       THIS LEASE, made this 7th day of June 1994, by and between Birmingham-Jefferson Civic Center Authority (the "Lessor") and MASADA SECURITY, INC. (the "Lessee").

                                  WITNESSETH:

         1. PREMISES. Lessor hereby demises to Lessee and Lessee leases from Lessor on the terms, covenants and conditions set forth herein those premises shown on Exhibit "A" attached hereto, (the "Leased Premises"), located in the building, the location of which is indicated on said Exhibit "A" (the "Building") in the City of Birmingham, Alabama. The Leased Premises, approximately 14,623 square feet is located at

         Suite 800 950 22nd Street, Birmingham, Alabama, 35203 USA.

         2. TERM. The term of this Lease shall be for 120 months, commencing on September 1, 1994 and ending August 31, 2004.

         3. RENT. (a) Lessee shall pay to Lessor without notice or demand at Lessor's office or at such other place as Lessor may from time to time designate in writing as rental for the Premises: a base rental in the sum of See Paragraph 32 Special Provisions Rent Schedule DOLLARS U.S. per annum, ($____) payable in twelve (12) equal monthly installments of $_____ in advance on the first day of each calendar month during the Lease term hereof beginning on the commencement date.

                   (b) Lessee has deposited with Lessor upon the execution of the Lease, the sum of $6,348.00 as security for the full performance by Lessee of all provisions of this Lease. If at any time during the term hereof, or any extension hereof, Lessee shall be in default in payment of rent or any other payment obligation of Lessee, all or a part of the security deposit may be made for such payment. Lessor may also apply all or part of the deposit to repair damages to the Leased Premises during or upon termination of the tenancy created by this Lease., In the event Lessee is not in default or any of its obligations hereunder at the termination of this Lease, Lessor shall return the deposit to Lessee. Lessor shall not be required to keep this security deposit separate from its general funds, and Lessee shall not be entitled to interest on such deposit.

                  (c) All rental payments hereunder shall be due on the first day of each month. Lessee acknowledges that late payment by lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges. Therefore, in the event Lessee shall fail to pay any installments of rent or any sums due hereunder promptly at the time such amount is due, Lessee shall pay to Lessor as additional rent a late charge equal to five (5%) of all such sums. Such late charges shall be due for all payments of rent received on or after the tenth (10th) day of each month.

                  (d) The rental provided herein in paragraph 3 "Rent" includes the construction of tenant improvements on the basis set forth in the Lessee improvement schedule attached hereto as Exhibit "B". In the event Lessee requests that Lessor construct additional Lessee improvements other than those shown in Exhibit "B", such requirements shall not be included as part of this Lease Agreement, but shall be covered by a separate Agreement.



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4.      POSSESSION AND ACCEPTANCE. (a) Promptly following the tendering of possession of premises to Lessee by Lessor following completion of the improvements reflected on Exhibit "B", Lessee agrees to proceed with all due diligence on the installation of its fixtures and equipment as soon thereafter as is reasonably possible. Anything to the contrary herein contained notwithstanding, Lessee's tenancy hereunder shall commence on the date of tendering of possession by lessor to Lessee after the improvements reflected on Exhibit "B" has been made. Upon completion of the Leased Premises and other improvements in accordance with the plans and specifications, Lessee agrees to accept delivery of the premises and to execute and deliver to Lessor a letter of acceptance accepting delivery of the Leased Premises. If Lessee shall not have commenced to occupy the Premises for the Permitted Uses immediately after they have been deemed ready for occupancy, a certificate of completion by a licensed architect shall be conclusive evidence that Lessor has performed all such obligationsu under this Agreement.

                 (b) If Lessor, for any reason or cause beyond its reasonable control, cannot deliver possession of the Leased Premises to Lessee within thirty (30) days after September 1, 1994, the Lessor shall pay Lessee a penalty equal to one days rent for each day Lessee cannot take possession to a maximum or ninety (90) days. At the end of the ninety (90) day period Lessee may void this Lease. The term of this Lease shall be extended by such delay. Lessee and Lessor shall execute a Lease modification to alter the effective date of the Lease. Lessor will permit Lessee access for installing equipment and furnishings in the premises prior to the Term when it can be done without material interference with remaining work and provided Lessee cooperates with Lessor and its contractors.

               (c) By execution hereunder and occupancy, should the Leased Premises be already complete and improved, Lessor acknowledges that it has examined the Leased Premises and accepts them "as is" and as being in the condition and improved as called for by this Lease.

       5. USE OF PREMISES. The Leased Premises may be used and occupied only for Corporate Office And Operations Center ("Permitted Uses") and for no other purpose or purposes without Lessor's prior written consent. Lessee shall promptly comply with all laws, ordinances, orders, and regulations affecting the Leased Premises and the cleanliness, safety, occupation, and use of the Leased Premises. Lessee shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that will in any way increase the fire insurance upon the building. Lessee will not perform any act or carry on any practices that may injure the Building or be a nuisance or menace to other Lessees or any nearby premises. Lessor shall not cause, maintain or permit any outside storage on or about the Leased Premises, including pallets or other refuse. Lessee shall not conduct any business in, or on or from the premises that would be considered lewd or immoral in nature or that would not be in keeping with the professional image and standards of said Medical Forum.

       6. UTILITIES. (a) Lessor shall provide electrical, central heating and cooling, water/sewer, janitorial and trash pickup service subject to such limitations set out herein, the cost of said basic services being included in Lessee's base rent calculated at $3.76 per square feet. These services shall be subject to annual adjustments based on increased cost incurred by Lessor to provide said services. Annual adjustments shall be the actual increase incurred or six percent (6%) of the previous years cost, whichever is lower.

       (b) HVAC shall be available 24 hours per day seven days per week in the operations area. HVAC shall be available in the Corporate area weekdays 7AM - 7PM and Saturdays 7AM - 5PM.

       (c) Should Lessee's water/sewer usage be deemed by Lessor in its sole discretion, to be excessive, Lessee shall pay, as additional rent, a surcharge to be set by Lessor for the excessive usage.



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       (d) Should Lessee's janitorial requirements, trash volume or frequency be of such size as to create additional costs for cleaning, pickup, additional container size, more frequency of pickup or special handling, Lessor at his option, may impose a janitorial or trash charge on the Lessee or increase said charge if previously applicable. Said amount may be levied one or more months depending on the circumstances as determined by Lessor. Should Lessor levy Lessee for additional electrical, water/sewer or trash services, Lessee shall remit the amount to the Lessor within 10 days after receipt of invoice or pay as additional rental installments thereafter, whichever is elected by Lessor.

               (e) Should Lessee require tile installation and use of natural gas, Lessee shall pay as additional rent all costs incurred for both installation and usage.

       7. PARKING. Lessor reserves the right to promulgate rules amid regulations to the use of the Medical Forum Parking Deck. Subject to such rules and regulations, and the terms of this paragraph, Lessee shall have the use of seventy (70) parking spaces per shift in said parking deck at no additional charge. Additional parking spaces may be reserved at the then current monthly rate, if such spaces are available.

       8. ALTERATIONS. (a) Alterations may not be made to the Leased Premises without the prior written consent of Lessor and any alterations of the Leased Premises excepting movable furniture, equipment and trade fixtures shall, at Lessor's option, become part of the realty and belong to Lessor. This provision, among other things, applies to all draperies, special wall coverings or floor coverings as well as additional electrical fixtures or circuits.

               (b) Should Lessee desire to alter the Leased Premises and Lessor approves and consents in writing to such alterations Lessee shall permit Lessor to make said alterations, if Lessor agrees to make said alterations, and amortize the total cost of same as additional rental for the balance of the Lease term or any extension thereof if applicable and mutually agreeable. Should Lessor elect to not provide said alterations, Lessee shall only contract with a contractor approved by Lessor and all said alterations shall be subject to Lessor's approval and written consent relative to design, location, materials and workmanship.

                 (c) Notwithstanding anything in paragraph 8(b) above, Lessee may, upon written consent of Lessor, install trade fixtures, machinery or other trade equipment in conformance with the ordinances of the applicable city and county, and the same may be removed upon the conditions of the Lease and if the Leased Premises are not damaged by such removal. Lessee shall return the Leased premises on the termination of this Lease in the same condition as when rented to Lessee, reasonable wear and tear excepted. Lessee shall keep the Leased Premises, the Building, and property in which the Leased Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Lessee. All such work, provided for above, shall be done at such times and in such manner as Lessor may from time to time designate.

       (d) All fixtures, improvements, alterations, and additions which may be installed by either Lessor or Lessee in or about the Leased Premises which are in any manner attached to the floors, walls or ceilings, except trade mixtures, shall belong to and be the property of Lessor and shall remain on the Leased Premises during the term of this lease and at the expiration or termination hereof, except for such property, if any, which the Lessor may designate that Lessee either shall or may remove, by notice in writing to Lessee prior to such expiration or termination. To avoid confusion as to trade versus permanent fixtures Lessee may request Lessor to identify the status of any fixtures prior to installation. Lessee agrees to repair all damage to the Leased Premises caused by any such removal (including removal of trade fixtures) and to restore the Leased Premises to the condition in which they were prior to the removal of said articles. Any such property so designated by Lessor to be removed, which shall be left in or upon the Leased Premises, shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor, as Lessor shall desire.

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     9. FIRE INSURANCE HAZARDS.  No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance on the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies.
Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, Building and appurtenances. Lessee agrees to pay to Lessor as additional rent, any increase in premiums on policies which may be carried by Lessor on the Leased Premises covering damages to the Building and loss of rent caused by fire and the perils normally included in extended coverage above the rates for the least hazardous type of occupancy.

     10. LIABILITY INSURANCE. Lessee, at its own expense, shall provide and keep in force with companies acceptable to Lessor, in its sole discretion, public liability insurance for the benefit of Lessor and Lessee jointly against liability for bodily injury and property damage in the amount of not less than One Million Dollars ($1,000,000) in respect to injuries to or death of more than one person in any one occurrence, and in the amount of not less than Two hundred Fifty Thousand Dollars ($250,000) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing or combined single limit of One Million Five Hundred Thousand Dollars ($1,500,000), insuring Lessee, Lessor, and Lessor's Agents, Servants, and employees (as an additional assured) against any liability that may accrue against them or any of them on account of any occurrences in or about the demised Premises during the term or in consequence of Lessee's occupancy thereof and resulting in personal injury or death or property damages. Lessee shall furnish Lessor with a certificate of such policy within thirty (30) days after the occupancy date of this Lease and whenever required shall satisfy Lessor that such policy is in full force and effect. Such policy shall name Lessor as additional insured. Such policy shall further provide that it shall not be cancelled or altered without thirty (30) days prior written notice to Lessor. Lessor shall not be liable for any injury or damage caused by, or growing out of, any defect in said Building, or its equipment, drains, plumbing, wiring, electric equipment or appurtenances, or in said premises, or caused by, or growing out of fire, rain, wind, leaks, seepage or other causes.

     11. INDEMNIFICATION BY LESSEE. Lessee shall indemnify and hold harmless Lessor against and from any and all claims arising from Lessee's use of the Leased Premises or the conduct of its business or from any activity, work, or things done, permitted or suffered by the Lessee in or about the Leased Premises, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any act, neglect, fault or emission of the Lessee, or of its agents or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereof and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor still defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, or about the Leased Premises from any cause whatsoever except that which is caused by the failure of Lessor to observe any of the terms and conditions of this Lease and such failure has persisted for all unreasonable period of time after written notice of such failure, and Lessee hereby waives all claims in respect thereof against Lessor unless such claims arise out of the negligence or intentional misconduct of Lessor or its agents. The obligations of Lessee under this paragraph arising by reason of any occurrences taking place during the term of this Lease shall survive any termination of this Lease.





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        12.   WASTE AND QUIET CONDUCT. (a) Lessee shall not commit, or suffer any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other Lessee in the Building containing the premises or any building in the project in which the premises are located, including the parking, service and landscape areas. If Lessee complies with all terms and conditions of this Agreement and any rules and regulations promulgated by Lessor, Lessor warrants that Lessee shall be granted peaceful and quiet possession and enjoyment of the Leased Premises.

              (b) Lessee, its employees and agents, shall maintain order in the building and shall not make or permit any improper noise in the building or interfere in any way with other Lessees or those having business with them. No room shall be occupied or used as sleeping or living quarters at any time.

              (c) The Lessee shall not (without the Lessor's consent) put up or operate any electric hearing device, steam engine, machinery or stove upon the premises, or carry on any mechanical business thereon, or do any cooking therein, except the use of a microwave oven, or use or allow to be used upon the demised premises oil, burning fluids, camphene, gasoline, or kerosene for heating, warning, or lighting. No article deemed hazardous on account of fire and no explosives shall be brought into said premises. No offensive gases or liquids will be permitted. Lessee shall keep the premises equipped with all safety appliances required by law or ordinance or any other regulations hereafter made by Lessor of which Lessee has been given notice.

        13. SIGNS. Lessor shall approve the placing of signs and the size and quality of the same. Lessee shall place no signs on the exterior of the Leased Premises. Any signs not in conformity with this Lease or disapproved by Lessor in its sole discretion may be immediately removed by Lessor.

        14. REPAIRS. (a) Lessor is responsible, at its expense, to keep and maintain the interior of Leased Premises in a clean, sanitary and good condition, repair and maintenance including replacement of bulbs and lamps. The exterior structure including walls, roof, common areas, glass and doors unless said doors and glass are damaged by burglary or attempt thereof or malicious vandalism or strike directed at the Lessee's place of business within the Leased Premises shall be the responsibility of the Lessor.

              (b) Lessees shall not injure, overload or deface the Building, including the interior walls, and including the erection of any signs or identification. The water closets and other water apparatus shall not be used for any other purposes than those for which they were constructed and no sweepings, rubbish, sanitary napkins, or other obstructing substances shall be thrown therein. Any said repair resulting therefrom shall be the expense obligation of the Lessee.

              (c) Not more than two keys for each unit will be furnished without charge; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Lessor. Lessee, at termination of their Lease of the Premises, shall return to Lessor all keys to doors in the building. Tenant shall install in areas desired security locks required for UL approval.

              (d) Lessor shall be responsible for the preventive and routine maintenance (except that covered under any warranty) to the heating, ventilating and air conditioning system. Maintenance made under this paragraph shall be made at the Lessor's expense.

        15. ABANDONMENT. Lessee shall not vacate nor abandon the Leased Premises at any time during the term of this lease, nor permit the Leased Premises to remain unoccupied for a period longer than forty-five (45) consecutive days during the term of this Lease; and if Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and




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left on the Leased Premises shall at the option of the Lessor, be deemed abandoned, and available to Lessor to use or sell to offset rental amount due and payable, provided that, in the event Lessee desires to maintain it's demised space by paying rent but not opening its business to the general public, Lessee may request such permission from Lessor, which permission may or may not be granted by Lessor, in its sole discretion. Should the premises be presumed to be vacated or abandoned, Lessor has the right, without being held as trespassing, to enter the Leased Premises.

        16. ENTRY BY LESSOR. Lessee shall permit Lessor and Lessor's agent to enter the Leased Premises at all reasonable times for the purposes of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations, or additions to any portion of the Building, including the erection and maintenance of such scaffolding and props as may be required, or for the purpose of showing the premises to prospective Lessees during the last 6 months of this Lease without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned. Lessor shall at all times save and retain a key with which to unlock all of the doors in, upon and about the Leased Premises, excluding Lessee's vaults and safes. Due to the nature of Lessee business, Lessor must provide advance notice for entry to secured areas of Lessee's space.

        17. DESTRUCTION. In the event of a partial destruction of the Leased Premises or the Building during the Lease term which requires repairs to either the Leased Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authorities, this Lease shall not automatically terminate provided Lessee is able to continue operations in the area unaffected or Lessor is able to provide Lessee alternate temporary space. Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Lessee in the Leased Premises. If, in the opinion or Lessor, repairs can be made within forty-five (45) days, Lessor may, at its option, make the same within reasonable time, with this Lease continuing in full force and effect and the rent being proportionately abated, as in this paragraph provided. In the event that Lessor does not so elect to make repairs, or if in Lessor's opinion, repairs cannot be made within forty-five (45) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the Leased Premises or the Building shall terminate this Lease. Lessor shall not be required to repair any property installed in the Leased Premises by Lessee under any circumstances. Lessee waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of a destruction agrees to accept any offer by Lessor on the same terms as this Lease to provide Lessee with comparable space within project in which the Premises are located.

        18. ASSIGNMENT AND SUBLETTING. Without Lessor's written consent, which will not be unreasonably withheld, Lessee shall not assign, mortgage, or hypothecate this Lease, or any interest in this Lease, or permit the use of the Leased Premises by any person or person's other than Lessee, or sublet the Leased Premises, or any part of Leased Premises. Any transfer of this Lease from Lessee by merger, consolidation, or liquidation, or any sale of a majority ownership in Lessee, shall constitute an assignment for purposes of this Lease. Any attempted assignment or subletting without Lessor's consent shall not release Lessee from its primary liability under the Lease, and Lessor's consent to one assignment, subletting or occupation or use by other parties shall not be deemed a consent to other subleases or assignment or occupation or use by other parties.

Notwithstanding the foregoing, Lessee may collaterally assign the leasehold interest and all other rights granted to Lessee as evidenced by this Lease to one or more of its lenders ("Lenders") as additional security for loans made by such Lenders to Lessee. In any such event, Lessor agrees: (a) to provide Lenders, if requested in writing by Lenders, copies of all notices of default under the Lease that Lessor may give to Lessee at the time given to Lessee;

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(b) to permit Lenders to cure any Lessee defaults under the Lease within ten
(10) days (or such longer period if a longer period applies to Lessee) after Lenders receive notice of such default, and Lessor shall accept performance by Lenders the same as if the cure had been made by Lessee; (c) as to Lenders only, to waive any and all rights, liens and interests Lessor may have or acquire, of any nature whatsoever, in the personal property of Lessee, regardless of when such right, liens and interests may be deemed to have arisen; (d) to permit Lenders to succeed to the right, title and interest of Lessee in this Lease by foreclosure upon Lessee's interest herein or by voluntary assignment in lieu of foreclosure; provided, however, that in such event, Lenders shall pay to Lessor any past due rentals, late charges and additional rentals due under this Lease for period beginning on the date of execution of this Lease until the effective date Lenders succeed to the rights of Lessee, and provided further that Lender performs the obligations of Lessee as evidenced by this lease at all times thereafter; (e) in event of the termination of this Lease prior to the expiration of its term, except by cause of condemnation, to give Lenders written notice that this Lease has been terminated, together with a statement of any and all sums which would at the time be due under this Lease but for such termination, and all other defaults, if any, under this Lease known to Lessor, and shall afford Lender the right to enter into a new Lease for the Premises that shall be effective as of the date of termination of this Lease for a term coinciding with term of this Lease which new lease shall have all terms, covenant, and conditions as are contained in this Lease; provided, however, that Lenders pay to Lessor any past due rentals, late charges and additional rents due under this Lease through the date of such termination (other than accelerated rents); (f) if Lenders acquire Lessee's interest in this Lease in any manner, including, but not limited to, execution of a new lease, Lenders shall be released from all liability for the performance or observance of covenant and conditions in this Lease or the new lease from and after the date of such assignment; (g) to issue to Lenders, or their written request, certification as to the status of this Lease at any particular time referencing those matters addressed in paragraph 30 hereof;
and (h) to enter into a written agreement with Lenders at Lessee's written request affirming Lessor's agreement to each of the matters addressed in (a) -
(g) above.

         19. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall, if any such appointments, assignments or action continues for a period of thirty
(30) days, constitute a breach of this Lease by Lessee. In such event, Lessor may at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided herein.

         20. BREACH BY LESSEE. (a) In the event of a default, Lessor, besides other rights or remedies that it may have, shall have the right to either terminate this Lease or from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for the account and in the name of Lessee or otherwise, for any such term or terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to the Leased Premises. Lessee shall pay to Lessor, as soon as ascertained, the costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs. Rentals received by Lessor from such reletting shall be applied: First, to the payment of any indebtedness, other than rent, due hereunder from Lessee to Lessor; second, to the payment of the cost of any alterations and repairs to the Leased Premises necessary to return the Leased Premises at the time to good condition, normal wear and tear excepted, for uses permitted by this lease and cost of storing any of Lessee's property left on the Leased Premises at the time of reletting; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any, at the end of the term of this Lease shall be paid to Lessee.

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Should such rentals received from time to time from such reletting during any month be less than that agreed to be paid during that month by Lessee hereunder, the Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

        (b) No such relenting of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises and including (1) all amounts that would have fallen due as rent between the time of termination of this Lease and the time of the interest on the balance at the rate of twelve percent (12%) per year; (2) Lessor may, at its option, declare the entire amount of the rent which would be due and payable during remainder of the Lease to be due and payable immediately, in which event, Lessee agrees to pay the same upon demand, together with all rents theretofore due to Lessor provided, however, that such payments shall not constitute a penalty or forfeiture or liquidated damages unless elected as same by Lessor. Upon making such payment, Lessee shall receive the rent payments from other Lessees on account of said Premises during the remaining term of this Lease, provided, however, that the monies to which the Lessee shall become so entitled shall in no event exceed the entire amount payable by Lessee to Lessor as above.

        (c) Should Lessee fail to comply with any term, provision or covenant of this Lease and shall not cure such failure within twenty (20) days after written notice (notice by registered mail deemed to be constructive notice) thereof to Lessee, said event shall be deemed to be events of default by Lessee under this Lease.

  21. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases, and/or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all of such subleases or subtenancies.

  22. ATTORNEY'S FEES/COLLECTION CHARGES. In the event of any legal action or proceeding between the parties hereto, reasonable attorney's fees and expenses of the prevailing party in any such action or proceeding may be added to the judgment therein. Should Lessor be named as defendant in any suit in connection with or arising out of Lessee's occupancy, hereunder, Lessee shall pay to Lessor its cost and expenses incurred in such suit, including a reasonable attorney's fee.

  23. CONDEMNATION. If any part of the Leased Premises shall be taken or condemned for public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the number of square feet in the entire Leased Premises at the date of condemnation; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the Leased Premises, or such part thereof be taken or condemned so that there does not remain a portion suitable for occupation hereunder, this Lease shall thereupon terminate.

  24. Waiver. The waiver by Lessor of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained.

The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         25. EFFECT OF HOLDING OVER. If Lessee should remain in possession of the Leased Premises after the expiration of the Lease term and without executing a new Lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

         26. PREVENTION OF PERFORMANCE. In the event that the peformance by Lessor of any of Lessor's obligations or undertakings hereunder shall be interrupted or delayed by any occurrence not occasioned by the conduct of either party hereto, whether such occurrence be an act of God or the common enemy or the result of war, riot, civil disturbance, sovereign conduct, governmental act or regulation, judicial decree or order, climactic conditions, fire, explosion, accident, theft, shortage of materials, energy shortages, delay or failure of carriers, subcontractor's supplies, strike or other labor difficulty, lockout or trade dispute or any other event or circumstances beyond the Lessor's reasonable control then the Lessor shall be excused from such performance for such period of time as is reasonably necessary after such occurrence to remedy the effects thereof. Notwithstanding the foregoing, the provisions of this Paragraph 26 shall not apply to those events or circumstances which are governed by the provisions of Paragraphs 4(b), 17 or 23 of this Lease.

         27. TRADEMARK INDEMNITY. The Lessee shall indemnify and hold harmless Lessor and Lessor's agents and employees from any and all claims, demands, losses, liabilities, expenses, liens, damages or costs, including, but not limited to, reasonable attorney's fees, which they may incur by reason of any claim, action or suit brought by Lessee or by any third party or parties arising from Lessee's alleged infringement or use of any trade name, trademark, service mark, trade secret, label, design, and/or similar intangibles. In the event of any such claim, action or suit, Lessee shall, at its expense, give Lessor prompt notice of the same and Lessee shall defend the claim, action, or suit at Lessee's expense by counsel reasonably satisfactory to Lessor. The obligation of Lessee under this paragraph arising by reason of any occurrences taking place during the term of this Lease shall survive any termination of this Lease.

         28. MISCELLANEOUS PROVISIONS. (a) This instrument contains all of the agreements and conditions made between the parties of this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to the Lease.

               (b) Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

               (c) Subject to Paragraph 18, the terms and provisions of this Lease shall be binding upon and inure to the benefits of the heirs, executors, administrators, successors and assigns of Lessor and Lessee.

               (d) All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent.

               (e) Where the consent of the Lessee is required, such consent will not be unreasonably withheld.

               (f) This Lease shall create the relationship of Lessor and Lessee; no estate shall pass out of Lessor.

               (g) This agreement, its application, enforcement and jurisdiction shall be construed under the laws applicable in the State of Alabama including any Lessee whose principal place of business is outside of the U.S.A.

       29. DEPOSIT AGREEMENT. Lessor and Lessee hereby agree that Lessor shall be entitled to immediately endorse and cash Lessee's good faith rent and security deposit check(s) accompanying this Lease. It is further agreed and understood that such action shall not guarantee acceptance of this Lease by Lessor but in the event Lessor does not accept this Lease the deposit shall be refunded in full to Lessee. This Lease shall be effective only after Lessor has fully executed this Lease Agreement and it has been ratified by the Board of Directors of Lessor.

       30. ACKNOWLEDGMENTS. Lessee shall upon request and upon being provided a written instrument and within twenty (20) days of the request by Lessor, deliver to Lessor or any other person, firm or corporation specified by Lessor, a letter duly executed and acknowledged, certifying:

               (a) That the Lease is unmodified and is in full force and effect or if there has been any modification that the same is in full force and effect as so modified and with modifications identified.

               (b) Whether or not within the knowledge of Lessee there are then existing any setoffs or defenses in favor or Lessee against the enforcement of any of the terms, covenants and conditions of this Lease by Lessor and, if so, specifying the same, and also whether or not within the knowledge of Lessee, Lessor has observed and performed all of the terms, covenants, and conditions on the part of Lessor or to be observed and performed and, if not, specifying the same; and

               (c) The dates to which annual rental, and all other charges hereunder have been paid.

       31. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing, and either personally delivered or forwarded by registered mail, postage prepaid, addressed as follows:

          TO THE LESSOR AT: Birmingham-Jefferson Civic Center Authority
                            Suite 200
                            950 22nd Street North
                            Birmingham, Alabama 35203


          TO THE LESSEE AT: Chief Financial Officer
                            Masada Security, Inc.
                            Medical Forum Building
                            Suite 800
                            950 22nd Street North
                            Birmingham, Alabama 35203

32. SPECIAL PROVISIONS:

                (a) Rent Schedule

                                Graduated Schedule                                      Non Graduated            Difference
                                     Monthly                                               Monthly                Monthly
                                                                  $1.00 Credit           $11,673.07             ($4,106.49)
                                                                  ------------
                        Year I First Four Months $6,348.00          7,566.58              11,673.07                (662.51)
                               Last Eight Months $9,791.98          11,010.56

                        Year 2 - $ 10,264.86                                              11,673.07              (1,408.21)

                        Year 3 - 10,667.15                                                11,673.07              (1,005.92)

                        Year 4 - 11,069.45                                                11,673.07                (603.62)

                        Year 5 - 11,471.74                                                11,673.07                (201.33)

                        Year 6 - 11,874.63                                                11,673.07                 200.96

                        Year 7-  12,276.33                                                11,673.07                 603.26

                        Year 8-  12,678.33                                                11,673.07               1,005.55

                        Year 9-  13,082.36                                                11,673.07               1,409.29

                        Year 10- 13,483.57                                                11,673.07               1,810.50


*See Addendum Number One - Rent Calculations

         (b) Cancellation Right - Lessee shall have the right to cancel the lease after five years by providing Lessor a 120 day notification. If Lessee cancels this lease any reductions provided during the front portion of the graduated rent schedule or any unamortized cost of special items, equipment or features shall be paid in a lump sum upon cancellation.

         (c) Lessor shall use telephone and fiber provider of choice. The said service to be provided direct to Lessee's space only.

         (d) Lessor shall provide Lessee a minimum of 145 AMP load and 30 KVA on Lessors backup generator.

         (e) Lessor to provide Lessee a location on the ground level of the building for installation of Lessee's backup generator which shall become the backup to the building backup generator.

         (f) Lessor shall make available a "workout" room for the use of Lessee and other building tenants. Lessee to provide equipment for Lessee's privileges.

         (g) Lessee shall be allowed to connect with existing CCTV system to monitor the parking deck.

         (h) Lessee shall be allowed to install a camera directed to the entrance door of the operations center.

        IN WITNESS WHEREOF, the parties hereto affixed their hands and seals, or when appropriate have caused this instrument to be executed by duly authorized officers with the appropriate seal of the organization, the day and year first above written.

As to Lessor, signed,
sealed and delivered in
the presence of:


/s/ Jack Fields                     By:   /s/ J.M. Boggan
----------------------------            ---------------------------------------
         WITNESS                                       SEAL



                                    BIRMINGHAM-JEFFERSON CIVIC CENTER AUTHORITY
                                    -------------------------------------------


                                    DATE      6-8-94
                                        ---------------------------------------


As to Lessee, signed,
sealed and delivered in
the presence of:


/s/ Tina M. Rook                  BY:             MASADA SECURITY, INC.
----------------------------         ------------------------------------------
   WITNESS                                             SEAL


                                     /s/ David P. Tomick, CFO
                                     ------------------------------------------
                                                     LESSEE



                                   DATE    June 7, 1994
                                        ---------------------------------------

                                 LEASE ADDENDUM




         This ADDENDUM made to the Lease dated June 7th, 1994 between BIRMINGHAM-JEFFERSON CIVIC CENTER AUTHORITY, LESSOR and MASADA SECURITY, INC., LESSEE shall provide for the following changes:

         WHEREAS: Paragraph 2. Term of the Lease Agreement shall be changed to reflect the following.

         The term of the Lease shall be for 120 months commencing on October 1, 1994 and ending on September 30, 2004.

         LESSEE shall occupy the Leased Premises September 12, 1994 and pay LESSOR $28.00 per day for providing HVAC services until October 1, 1994.

         All other terms and conditions of the Lease shall remain the same.





                                            /s/ J.M. Boggan
--------------------------                  -----------------------------
WITNESS                                     BIRMINGHAM-JEFFERSON
                                            CIVIC CENTER AUTHORITY


                                            DATE
                                                -------------------------




/s/ Teresa Brown                            /s/ David P. Tomick
--------------------------                  -----------------------------
WITNESS                                         MASADA SECURITY


                                            DATE      9-16-94
                                                -------------------------

                           LEASE ADDENDUM NUMBER TWO



         This ADDENDUM made to the Lease dated June 7th, 1994 between BIRMINGHAM-JEFFERSON CIVIC CENTER AUTHORITY, LESSOR and MASADA SECURITY, INC., LESSEE shall provide for the following changes:

         WHEREAS: LESSEE, in consideration of LESSOR providing $32,565.84 of above standard improvements in LESSEE's space agrees to reimburse LESSOR over the remaining Lease Term with monthly payments based on a 10% interest rate.

         Beginning with the third month of the Lease Term, December 1, 1994 and extending to the end of the Lease Term (118 total months), the monthly rent calculated for each time period as shown on ADDENDUM NUMBER ONE shall be increased by an additional amount of $434.62 per month.





/s/                                         /s/ J.M. Boggan
--------------------------                  -------------------------
WITNESS                                     LESSOR



/s/ Teresa Brown                            /s/ David P. Tomick
--------------------------                  -------------------------
WITNESS                                     LESSEE

                              ADDENDUM NUMBER ONE
                               RENT CALCULATIONS
                                MASADA SECURITY

Rent Schedule:

      Total Square Feet           14,623
      Improved Square Feet        10,863
      Unimproved Square Feet       3,760

Year One
      Improved Space
                   8.87 S.F. - 1.00 = 7.87 X 10,863       =       $ 85,491.81
      Unimproved Space
                   5.85 S.F. - 1.00 = 4.85 X 3,760        =         18,236.00
                                                                  -----------
      Total Annual Rent                                           $103,727.81

      Less, First Four Months Rent
          @$6,348 per month                                         25,392.00
                                                                  -----------

      Rent For Last Eight Months                                  $ 78,335.81

      Per Month Rent Eight Months                                 $  9,791.98

Unimproved rent of $5.85 to remain stable years 2-10
$5.85 S.F. X 3,760 = $21,996.00 annual rent being at the rate of $1,833.00 per month

          IMPROVED SPACE                  RENT            MONTHLY         MONTHLY         TOTAL
             GRADUATED                                                  UNIMPROVED
Year  2  9.3144 S.F. X 10,863 S.F. = $101,182.33/12  =  $ 8,431.86   +   $1,833.00     $10,264.86

Year  3  9.7588 S.F. X 10,863 S.F. = $106,009.84/12  =  $ 8,834.15   +   $1,833.00     $10,667.15

Year  4 10.2032 S.F. X 10,863 S.F. = $110,837.37/12  =  $ 9,236.45   +   $1,833.00     $11,069.45

Year  5 10.6476 S.F. X 10,863 S.F. = $115,664.88/12  =  $ 9,638.74   +   $1,883.00     $11,471.74

Year  6 11.0920 S.F. X 10,863 S.F. = $120,492.40/12  =  $10,041.03   +   $1,883.00     $11,874.03

Year  7 11.5364 S.F. X lO,863 S.F. = $125,319.91/12  =  $10,443.33   +   $1,883.00     $12,276.33

Year  8 11.9808 S.F. X 10,863 S.F. = $130,147.43/12  =  $10,845.62   +   $1,883.00     $12,678.62

Year  9 12.4268 S.F. X 10,863 S.F. = $134,992.33/12  =  $11,249.36   +   $1,883.00     $13,082.36

Year 10 12.87   S.F. X 10,863 S.F. = $139,806.81/12  =  $11,650.57   +   $1,833.00     $13,483.57


                          LEASE ADDENDUM NUMBER THREE



         This ADDENDUM made to the Lease dated June 7th, 1994 between BIRMINGHAM-JEFFERSON CIVIC CENTER AUTHORITY, LESSOR and MASADA SECURITY, INC., LESSEE shall provide for the following changes:

         WHEREAS: LESSEE, in consideration of LESSOR installing LESSEE's gas fueled auxiliary generator at a cost of $6,684.00 agrees to reimburse LESSOR over the remaining Lease Term with monthly payments based on a 10% interest rate.

         Beginning with the seventh month of the Lease Term, April 1, 1995 and extending to the end of the Lease Term (114 total months), the monthly rent calculated for each time period as shown on ADDENDUM's NUMBER ONE and TWO shall be increased by an additional amount of $91.05 per month.





/s/ Jack Fields                             /s/ Bert Brosowsky
--------------------------                  -------------------------
WITNESS                                     LESSOR



/s/ Catherine B. Seale                      /s/ David P. Tomick
--------------------------                  -------------------------
WITNESS                                     LESSEE

                             ADDENDUM NUMBER FIVE


This ADDENDUM made to the Lease dated June 7th, 1994, between BIRMINGHAM-JEFFERSON CIVIC CENTER AUTHORITY, LESSOR and MASADA SECURITY, INC., LESSEE.

     WHEREAS: LESSEE desires 1,031 s.f. of unimproved leased space be improved and the rental rate for said amount of unimproved space be adjusted to the present rate for improved space. This adjustment to be made upon completion of improvements during year two of the Lease period.

The following rent schedule is an adjustment to the rent schedule in Addendum Number One. This schedule becomes effective the month improvements are complete during year two.

Rent Schedule:

    Total Square Feet          14,623
    Improved Square Feet       10,863 + 1,031 = 11,893
    Unimproved Square Feet      3,760 - 1,031 =  2,729

    Unimproved rent of $5.85 to remain stable years 2-10
    $5.85 S.F. X 2,729 = $15,964.65 annual rent being at the rate of $1,330.39 per month.


        IMPROVED SPACE                 RENT           MONTHLY          MONTHLY          TOTAL
           GRADUATED                                                  UNIMPROVED

Year  2 9.3144 S.F. X 11,893 S.F. = $110,776.16 / 12 =  $ 9,231.35 +   $1,330.39        $10,561.74

Year  3 9.7588 S.F. X 11,893 S.F. = $116,061.41 / 12 =  $ 9,671.78 +   $1,330.39        $11,002.17

Year 4 10.2032 S.F. X 11,893 S.F. = $121,346.66 / 12 =  $10,112.22 +   $1,330.39        $11,112.61

Year 5 10.4476 S.F. X 11,893 S.F. = $126,631.91 / 12 =  $10,552.66 +   $1,330.39        $11,883.05

Year 6 11.0920 S.F. X 11,893 S.F. = $131,917.16 / 12 =  $10,993.10 +   $1,330.39        $12,323.47

Year 7 11.5364 S.F. X 11,893 S.F. = $137,202.41 / 12 =  $10,433.53 +   $1,330.39        $12,763.92

Year 8 11.9808 S.F. X 11,893 S.F. = $142,487.65 / 12 =  $11,873.97 +   $1,330.39        $13,204.36

Year 9 12.4268 S.F. X 11,893 S.F. = $147,791.00 / 12 =  $12,316.00 +   $1,330.39        $13,646.38

Year 10 12.87  S.F. X 11,893 S.F. = $153,062.91 / 12 =  $12,755.24 +   $1,330.39        $14,085.63

Total monthly rent for each year shall be the amount shown on the above schedule plus $434.66 as provided for in Addendum Number Two and $91.05 as provided for in Addendum Number Three.



/s/ ???                            /s/ ???              10/25/95
---------------------------        -------------------------------------------
Witness                            Birmingham-Jefferson Civic Center Authority
                                                       LESSOR



/s/ ???                            /s/ ???
---------------------------        -------------------------------------------
Witness                                        Masada Security, Inc.
                                                        LESSEE